Exhibit 99.1

AmerisourceBergen Corporation
P.O. Box 959
Valley Forge, PA 19482

Contact:	Michael N. Kilpatric	Barbara Brungess
	610-727-7118	610-727-7199
	mkilpatric@amerisourcebergen.com	bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN RAISES OPERATING REVENUE GROWTH

EXPECTATIONS AND REAFFIRMS DILUTED EPS GUIDANCE FOR THE

DECEMBER QUARTER AND FISCAL YEAR 2006 AT JP MORGAN CONFERENCE

Valley Forge, Pa. January 10, 2006—AmerisourceBergen Corporation (NYSE:ABC) today will raise its operating revenue growth expectations and reaffirm its previous diluted earnings per share guidance for the December quarter and fiscal year 2006 at the JP Morgan Healthcare Conference in San Francisco. President and Chief Operating Officer, Kurt J. Hilzinger, and Executive Vice President and Chief Financial Officer, Michael D. DiCandilo, will speak at the conference.

The Company expects the December quarter operating revenue growth to be between 10 percent and 11 percent, due to greater sales to its larger customers in the December quarter. For fiscal year 2006, AmerisourceBergen is raising its operating revenue growth expectations to a range of 7 percent to 9 percent from the previous range of 6 percent to 8 percent.

AmerisourceBergen continues to anticipate diluted earnings per share for the December quarter to be in the range of $0.37 to $0.43.

The Company also continues to expect diluted earnings per share of between $1.98 and $2.13 for fiscal year 2006. Diluted earnings per share expectations for the fiscal year include the impact of a $0.045 charge for equity compensation expense and the anticipation that expected litigation recovery gains will be offset by facility consolidation and employee severance expense. The Company also reaffirmed that for fiscal year 2006, pharmaceutical distribution segment operating margins are expected to be in the range of 115 basis points to 125 basis points, and cash flow from operations is anticipated to be in the range of $500 million to $600 million.

AmerisourceBergen also continues to expect to repurchase approximately $400 to $450 million of its stock by the end of fiscal 2006 under its previously announced $750 million share repurchase authorization.

AmerisourceBergen plans to release its results for the First Quarter of Fiscal Year 2006 on Wednesday, January 25, 2006 prior to the opening of trading on the New York Stock Exchange. The Company will host a conference call to discuss the results at 11:00 a.m. Eastern Standard Time on January 25, 2006.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $54 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people. AmerisourceBergen is ranked #23 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results and the benefits, efficiencies and savings to be derived from the Company’s integration plans to consolidate its distribution network.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes; changes in U.S. government policies (including reimbursement changes arising from the Medicare Modernization Act); market interest rates; operational or control issues arising from AmerisourceBergen’s outsourcing of information technology activities; success of the Pharmaceutical Distribution segment’s ability to transition its business model to fee-for-service; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar – Canadian dollar exchange rate; economic, business, competitive and/or regulatory developments in Canada; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2005.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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